UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2012

The Timken Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-1169	34-0577130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, S.W. Canton, Ohio		44706-2798
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 438-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

As of January 1, 2012, The Timken Company modified the way in which certain selling, general and administrative (SG&A) expenses are allocated among segments to better reflect the use of shared resources by the businesses. Prior year amounts have been revised to be consistent with the new allocations.

Attached as Exhibit 99.1 to this Current Report are the Company’s segment results for each quarter of 2011 and for the full-year ended December 31, 2011 depicting segment results as originally reported and using the newly adopted allocation methodology for SG&A expenses.

This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Number	Exhibit

99.1	The Timken Company 2011 quarterly segment financial results and segment financial results for the full-year ended December 31, 2011 depicting segment results as originally reported and using the newly adopted SG&A allocation methodology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

By:	/s/ William R. Burkhart
William R. Burkhart Senior Vice President and General Counsel

Date: April 24, 2012

INDEX TO EXHIBITS

Number	Exhibit

99.1	The Timken Company 2011 quarterly segment financial results and segment financial results for the full-year ended December 31, 2011 depicting segment results as originally reported and using the newly adopted SG&A allocation methodology.

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